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                                                  Exhibit 10.1

               FIRST AMENDMENT TO LEASE AGREEMENT
               ----------------------------------


     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of this 9th day of April, 2001, by and between ANY TRAVEL, INC., an Arizona corporation ("Landlord") having a notice address at 136 Third Street, Pittsburgh, Pennsylvania 15215, and SUNQUEST INFORMATION SYSTEMS, INC., a Pennsylvania corporation ("Tenant") having offices at 1407 Eisenhower Blvd., Johnstown, Pennsylvania 15904 and 4801 E. Broadway Blvd., Tucson, Arizona 85711.

                      W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain triple net lease agreement, dated as of the 17th day of September, 1991 (the
"Lease"), whereby Landlord leased to Tenant the Premises identified therein during an original lease Term expiring on September 16, 1996; and

WHEREAS, as permitted under and pursuant to the Lease, Tenant exercised its option to renew and extend the Lease for the five-year Renewal Term set forth in the Lease, which Renewal Term is currently set to expire on September 16, 2001; and

WHEREAS, pursuant to the terms and conditions set forth herein, the parties are desirous of further renewing and extending the Lease for an additional period of five years beyond the Renewal
Term.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. DEFINITIONS. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2. EXTENSION OF LEASE TERM. The term of the Lease is extended and renewed beyond the Renewal Term for a period of an additional five (5) years, to follow consecutively upon the end of the Renewal Term, to September 16, 2006 (the "Second Renewal Term"). Upon extension and/or renewal of the Lease pursuant to this paragraph, the Lease shall be deemed and shall forthwith be renewed with the same force and effect as if the expiration date of the Lease as so extended had been originally specified in the Lease as the expiration date of the Lease and all of the terms, covenants, conditions and provisions of the Lease shall continue in full force and effect, except as otherwise provided in this Amendment.

3.   RENT.   Section 3.1 of the Lease is amended by adding the
following at the end of said section: "Subject to annual adjustment for changes in the cost of living computed as set forth in Section 3.2 below, effective September 17, 2001 and thereafter, Tenant promises and agrees to pay to Landlord in lawful money of the United States of America, a net annual Rent of One Million Two Hundred Forty Nine Thousand Four Hundred Fifty Two Dollars ($1,249,452) for each year of the Second Renewal Term, payable in monthly installments of One Hundred Four Thousand One Hundred Twenty One Dollars ($104,121) each; provided that, notwithstanding anything to the contrary set forth in
Section 3.2, the Rent as set forth in this sentence for the first year of the Second Renewal Term shall also be increased (but not decreased) by multiplying the Rent set forth in this sentence by a fraction, the numerator of which will be the most recent Consumer Price Index on or before September 17, 2001 and the denominator of which will be the most recent Consumer Price Index on or before September 17, 2000."

4. MISCELLANEOUS REFERENCES. Section 3.2(d) of the Lease is amended by deleting the words "of the Term" therefrom. Section 3.2(e) of the Lease is amended by adding the words "and each succeeding year of any Renewal Term" after the words "all succeeding years of the Term," and by adding the words "or Renewal Term, as applicable," after the words "for the preceding year of the Term." Section 3.4(a) of the Lease is amended by adding the words "or Renewal Term, as applicable" after the word "Term" in the last sentence thereof. Section 5.2 of the Lease is amended by replacing the word "term" therein with the words "Term, and any Renewal Term,". Sections 3.5, 13.2 and 14.3 and
15.2 of the Lease are amended by adding the words "and/or any Renewal Term" after the word(s) "Term" in said sections. The provisions of this paragraph 4 shall be effective as of September 17, 1991.

5.   NOTICES.  Effective as of the date of this Amendment,
Section 17.1 of the Lease is revised to reflect the current addresses of the parties for purposes of notice under the Lease, as follows:

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               If to Landlord:

               Nina M. Dmetruk, Executive Vice President
               Any Travel, Inc.
               136 Third Street
               Pittsburgh, PA   15215

               If to Tenant:
               Sunquest Information Systems, Inc.
               1407 Eisenhower Blvd.
               Johnstown, PA  15904
               Attn:   Chief Financial Officer

               with a copy to:

               Sunquest Information Systems, Inc.
               4801 E. Broadway Blvd.
               Tucson, AZ  85711
               Attn:   Chief Executive Officer

6.   REFERENCES TO RENEWAL TERM.  All references in the Lease to
"Renewal Term" shall be deemed to include the Renewal Term (as defined in the Lease), and the Second Renewal Term.

7. LEASE RATIFICATION. The parties hereby affirm and ratify in all other respects, except as herein modified or amended, the Lease. To the extent that any provisions in the Lease are inconsistent with any terms in this Amendment, the terms of this Amendment shall govern.

8.   ENTIRE AGREEMENT.   This Amendment and the Lease constitute
the entire agreement of the parties and supersede all prior proposals and discussions.

9. BINDING EFFECT. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.


     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed the Amendment as of this 9th day of April, 2001.


                             ANY TRAVEL, INC.:

                             By: /s/ Nina M. Dmetruk
                                 -------------------
                             Title:  Executive Vice President




                             SUNQUEST INFORMATION SYSTEMS, INC.:

                             By: /s/ Mark J. Emkjer
                                 ------------------
                             Title:  President & Chief Operating Officer

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